Exhibit 21

                               Galey & Lord, Inc.
                         Subsidiaries of the Registrant

             Galey & Lord Industries, Inc.                         Swift Textiles (Far East) Ltd.
                Incorporated in Delaware                              Incorporated in Hong Kong

        G&L Service Company, North America, Inc.                     Swift Textiles Ltd., Labuan
                Incorporated in Delaware                              Incorporated in Malaysia

            Dimmit Industries, S.A. de C.V.                      Dominion Textile International B.V.
                 Incorporated in Mexico                            Incorporated in the Netherlands

          Confecciones Alta Loma S.A. de C.V.                       Klopman International S.p.A.
                 Incorporated in Mexico                                 Incorporated in Italy

                  Swift Textiles, Inc.                                      Klopman GmbH
                Incorporated in Delaware                               Incorporated in Germany

               Swift Denim Services, Inc.                                   Klopman A.G.
                Incorporated in Delaware                             Incorporated in Switzerland

              Drummondville Services, Inc.                               Klopman Espana S.A.
                 Incorporated in Canada                                 Incorporated in Spain

    Dominion Textiles International (Asia) Pte, Ltd.                 Klopman International Ltd.
               Incorporated in Singapore                               Incorporated in Ireland